Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 06:26 PM 07/14/2010 FILED 06:14 PM 07/14/2010 SRV 100742454 ‒ 4792219 FILE

CERTIFICATE OF INCORPORATION

OF

PROSIGHT SPECIALTY INSURANCE GROUP, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do execute this Certificate of Incorporation and do hereby certify as follows:

First: The name of the Corporation is ProSight Specialty Insurance Group, Inc.

Second: The Corporation’s registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 1,000. All such shares are to be common stock, par value of $.01 per share, and are to be of one class.

Fifth: The name and mailing address of the incorporator are as follows:

Anthony Arnold

85 Broad Street

10th Floor

New York, NY 10004

Sixth: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)       The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the by-laws of the Corporation (the “By-Laws”), and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

(b)       Unless and except to the extent that the By-Laws shall so require, the election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

(c)       All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

Seventh: To the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended, after approval by the stockholders of this Article, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, modification or repeal of this Article, or the adoption of any provision in this Certificate of Incorporation inconsistent with this Article by the stockholders of the Corporation, shall not adversely affect any right or protection of a director of the Corporation hereunder with respect to any act or omission occurring prior to such amendment, modification, repeal or adoption.

Eighth: The Corporation shall indemnify its directors, and shall provide for advancement of the expenses of such persons, to the fullest extent provided by Section 145 of the DGCL. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which State law permits the Corporation to provide indemnification) through By-Law provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Jaw (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others. Any amendment, modification or repeal of this Article, or the adoption of any provision in this Certificate of Incorporation inconsistent with this Article by the stockholders of the Corporation, shall not adversely affect any right or protection of a director of the Corporation or any other person entitled to indemnification hereunder with respect to any act or omission occurring prior to such amendment, modification, repeal or adoption.

Ninth: The Board of Directors may from time to time adopt, amend, alter, supplement, rescind or repeal any or all of the By-Laws without any action on the part of the stockholders; provided, however, that the stockholders may adopt, amend or repeal any By-Law adopted by the Board of Directors, and no amendment or supplement to the By-Laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

Tenth: Pursuant to Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation or any subsidiary of the Corporation in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to the holders of shares of the Corporation’s capital stock that are private equity funds or venture capital funds or their alliliates (including, without limitation, any representative or affiliate of such holders serving on the Board of Directors or the board of directors or other governing body of any subsidiary of the Corporation (each a “Board”)) (collectively, the “Investor Parties”). Without limiting the foregoing renunciation, the Corporation on behalf of itself and its subsidiaries (a) acknowledges that the Investor Parties are in the business of making investments in, and have or may have investments in, other businesses similar to and that may compete with the businesses of the Corporation and its subsidiaries (“Competing Businesses”) and (h) agrees that the Investor Parties shall have the unfettered right to make investments in or have relationships with other Competing Businesses independent of their investments in the Corporation. By virtue of an Investor Party holding capital stock of the Corporation or by having persons designated by or affiliated with such Investor Party serving on or observing at meetings of any Board or otherwise, no Investor Party shall have any obligation to the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation to refrain from competing with the Corporation and any of its subsidiaries, making investments in or having relationships with Competing Businesses, or otherwise engaging in any commercial activity, and none of the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation shall have any right with respect to any investment or activities undertaken by such Investor Party. Without limitation of the foregoing, each Investor Party may engage in or possess any interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any of its subsidiaries, and none of the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation shall have any rights or expectancy by virtue of such Investor Parties’ relationships with the Corporation, or otherwise in and to sucb independent ventures or the income or profits derived therefrom; and the pursuit of any such ventures, even if such investment is in a Competing Business, shall not for any purpose be deemed wrongful or improper. No Investor Party shall be obligated to present any particular investment opportunity to the Corporation or its subsidiaries even if such opportunity is of a character that, if presented to the Corporation or such subsidiary, could be taken by the Corporation or such subsidiary, and each Investor Party shall continue to have the right for its own respective account or to recommend to others any such particular investment opportunity.

Eleventh: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this 24 day of February, 2010.

/s/ Anthony Arnold
Name: Anthony Arnold
Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 06:26 PM 07/14/2010 FILED 06:14 PM 07/14/2010 SRV 100742454 ‒ 4792219 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PROSIGHT SPECIALTY INSURANCE GROUP, INC.

(a Delaware corporation)

July 14, 2010

ProSight Specialty Insurance Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.       The name of the Corporation is “ProSight Specialty Insurance Group, Inc.”

2.       Pursuant to and in accordance with resolutions adopted by the Corporation’s stockholders and Board of Directors approving and adopting an increase in the total number of shares of common stock that the Corporation is authorized to issue, Article Fourth of the Certificate of Incorporation is hereby deleted in its entirety and is replaced with the following:

“FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 2,000. All such shares are to be common stock, par value of $0.01 per share, and are to be of one class.”

The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of the Certificate of Incorporation as of the date first written above.

PROSIGHT SPECIALTY INSURANCE GROUP, INC.

By:	/s/ Anthony Arnold
Name: Anthony Arnold
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT OF CERTIFICATE OF INCORPORATION
OF PROSIGHT SPECIALTY INSURANCE GROUP, INC.]

State of Delaware Secretary of State Division of Corporations Delivered 01:37 PM 11/16/2010 FILED 01:36 PM 11/16/2010 SRV 101092473 ‒ 4792219 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PROSIGHT SPECIALTY INSURANCE GROUP, INC.

(a Delaware corporation)

November 12, 2010

ProSight Specialty Insurance Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

l.          The name of the Corporation is “ProSight Specialty Insurance Group, Inc.”

2.         Pursuant to and in accordance with resolutions adopted by the Corporation’s stockholders and Board of Directors approving the change of the Corporation’s name to “ProSight Global, Inc.,” Section 1 of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and is replaced with the following:

“FIRST: The name of the Corporation is ProSight Global, Inc.”

3.         Pursuant to and in accordance with resolutions adopted by the Corporation’s stockholders and Board of Directors approving and adopting an increase in the total number of shares of common stock that the Corporation is authorized to issue, Article Fourth of the Certificate of Incorporation is hereby deleted in its entirety and is replaced with the following:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000,000. All such shares are to be common stock, par value of $0.01 per share, and are to be of one class.”

The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of the Certificate of Incorporation as of the date first written above.

PROSIGHT SPECIALTY INSURANCE GROUP, INC.

By:	/s/ Anthony Arnold
Name: Anthony Arnold
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT OF CERTIFICATE OF INCORPORATION
OF PROSIGHT SPECIALTY INSURANCE GROUP, INC.]

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

PROSIGHT GLOBAL, INC.

It is hereby certified that:

1.         The name of the corporation (hereinafter called the “corporation”) is:

PROSIGHT GLOBAL, INC.

2.         The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.         The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.         The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 8, 2012.

/s/ Frank D. Papalia
Name: Frank D. Papalia
VP, Secretary and Chief Legal Officer

State of Delaware Secretary of State Division of Corporations Delivered 04:11 PM 03/26/2012 FILED 03:20 PM 03/26/2012 SRV 120354768 ‒ 4792219 FILE

State of Delaware Secretary of State Division of Corporations Delivered 11:30 AM 03/14/2014 FILED 11:30 AM 03/14/2014 SRV 140341285 ‒ 4792219 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

MERGING

ProSight Specialty Insurance Holdings, Inc., a Delaware Corporation

(as subsidiary)

INTO

ProSight Global, Inc., a Delaware corporation (its parent)

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, ProSight Global, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: that this corporation was incorporated on the 24th day of February, 2010 pursuant to the provisions of the General Corporation Law of the State of Delaware.

SECOND: that this corporation owns 100% of the capital stock of ProSight Specialty Insurance Holdings, Inc., a corporation incorporated on the 2nd day of November, 2009 A.D. (the “Merging Subsidiary”) pursuant to the provisions of the General Corporation Law of the State of Delaware.

THIRD: that this corporation’s Board of Directors, on the 6th day of March, 2014 A.D., determined, in accordance with the provisions of Section 141(a) of the General Corporation Law of the State of Delaware, to merge into itself said Merging Subsidiary and did adopt the following resolutions:

“WHEREAS this corporation lawfully owns 100% of the outstanding stock of ProSight Specialty Insurance Holdings, a corporation organized and exiting under the laws of the General Corporation Law of the State of Delaware (the “Merging Subsidiary”); and

WHEREAS this corporation desires to merge into itself the Merging Subsidiary, and to be possessed of all the estate, property, rights, privileges and franchises of the Merging Subsidiary;

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself the Merging Subsidiary and assume all of the Merging Subsidiary’s liabilities and obligations; and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge the Merging Subsidiary into this corporation and assume the Merging Subsidiary’s liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.”

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this day 7th day of March, 2014 A.D.

By:	/s/ Roberta A. Anderson
Authorized Officer

Name:	Roberta A. Anderson Assistant Corporate Secretary ProSight Global, Inc.

By:	/s/ Roberta A. Anderson
Authorized Officer

Name:	Roberta A. Anderson Assistant Corporate Secretary ProSight Specialty Insurance Holdings, Inc.

PROSIGHT GLOBAL HOLDINGS LIMITED

(the “Company”)

SHAREHOLDER WRITTEN RESOLUTION

made pursuant to bye-law number 60 of the bye-laws of the Company

The undersigned, being all of the Directors of the Company acting by written consent without a meeting DO HEREBY CONSENT to the adoption of the following resolution

WRITTEN CONSENT OF SHAREHOLDER OF PROSIGHT GLOBAL, INC.

WHEREAS:

(i)	It has been determined that ProSight Specialty Insurance Holdings, Inc. (“PSIH”), a wholly owned subsidiary of ProSight Global, Inc. (“PGI”), should be merged into PGI, its parent company, with PGI being the surviving entity (the “Merger Transaction”).

(ii)	In connection with the Merger Transaction, the Company, as sole shareholder of PGI is required, pursuant to the General Corporation Law of Delaware, to approve the merger and, as the case may be, enter into certain agreements, instruments or documents.

RESOLVED THAT, the Company approves the Merger Transaction described above.

Each of the undersigned has executed this resolution, which may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, on the date indicated alongside the name below.

/s/ Clive Bode	3-10-14
Clive Bode	Date
/s/ Eric Goldstein	3-10-14
Eric Goldstein	Date

ProSight Global Holdings Limited
Merger PSIH & PGI

PROSIGHT SPECIALTY INSURANCE HOLDINGS, INC.
CERTIFICATE OF ASSISTANT SECRETARY

Assistant Secretary’s Certificate

I, Roberta A. Anderson, do hereby certify that I am the duly elected and qualified Assistant Secretary and keeper of the records of PROSlGHT SPECIALTY INSURANCE HOLDINGS, INC., a Delaware Corporation (“Company”), and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that the resolution attached hereto as Exhibit A is a true and correct eopy of the resolution duly adopted by the Board of Directors of the Company on March 6, 2014 and that such resolution has not been rescinded, modified or amended and is in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name as Assistant Secretary.

/s/ Roberta A. Anderson
Roberta A. Anderson	Date: March 7, 2014

Exhibit A

RESOLUTION OF THE BOARD OF DIRECTORS

OF

PROSIGHT SPECIALTY INSURANCE HOLDINGS, INC.

March 6, 2014

The Board of Directors (the “Board”) of ProSight Specialty Insurance Holdings, Inc., a Delaware corporation (the “Corporation”), hereby adopts and approves the following resolution and each and every action effectuated thereby and direct that the same be filed with the minutes of the proceedings of the Corporation:

REORGANIZATION OF THE PROSIGHT CORPORATE STRUCTURE

WHEREAS, the Corporation is not vital to the operating structure and after legal and tax analysis it has been determined that it would be in the best interest of the Corporation to be merged the Corporation into ProSight Global, Inc. its parent company, with ProSight Global, Inc. being the surviving entity.

NOW THEREFORE, BE IT RESOLVED, that the Corporation is granted approval to merger into ProSight Global, Inc.

AND IT IS FURTHER RESOLVED, that the president and secretary, or other designated officer (s) are hereby authorized to undertake all acts and execute all documents necessary to complete this merger.

PROSIGHT GLOBAL, INC.
CERTIFICATE OF ASSISTANT SECRETARY

Assistant Secretary’s Certificate

I, Roberta A. Anderson, do hereby certify that I am the duly elected and qualified Assistant Secretary and keeper of the records of PROSIGHT GLOBAL, INC., a Delaware Corporation (“Company”), and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that the resolutions attached hereto as Exhibit A and Exhibit B are true and correct copies of the resolutions duly adopted by the Board of Directors of the Company on March 6, 2014 and that such resolutions have not been rescinded, modified or amended and are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name as Assistant Secretary.

/s/ Roberta A. Anderson
Roberta A. Anderson	Date: March 7, 2014

Exhibit A

RESOLUTION OF THE BOARD OF DIRECTORS

OF

PROSIGHT SPECIALTY INSURANCE HOLDINGS, INC.

March 6, 2014

The Board of Directors (the “Board”) of ProSight Specialty Insurance Holdings, Inc., a Delaware corporation (the “Corporation”), hereby adopts and approves the following resolution and each and every action effectuated thereby and direct that the same be filed with the minutes of the proceedings of the Corporation:

REORGANIZATION OF THE PROSIGHT CORPORATE STRUCTURE

WHEREAS, the Corporation is not vital to the operating structure and after legal and tax analysis it has been determined that it would be in the best interest of the Corporation to be merged the Corporation into ProSight Global, Inc. its parent company, with ProSight Global, Inc. being the surviving entity.

NOW THEREFORE, BE IT RESOLVED, that the Corporation is granted approval to merger into ProSight Global, Inc.

AND IT IS FURTHER RESOLVED, that the president and secretary, or other designated officer (s) are hereby authorized to undertake all acts and execute all documents necessary to complete this merger.

Exhibit B

RESOLUTION OF PROSIGHT GLOBAL, INC.

March 6, 2014

ProSight Global, Inc. (the “Corporation”), being the sole holder of the shares of ProSight Specialty Insurance Holdings, Inc., a Delaware corporation (“PSIH”), hereby adopts and approves the following resolution and each and every action effectuated thereby and direct that the same be filed with the minutes of the proceedings of the Corporation:

REORGANIZATION OF THE PROSIGHT CORPORATE STRUCTURE

WHEREAS, it has been determined that PSIH is not vital to the operating structure and after legal and tax analysis it would be in the best interest of the Corporation to be merged with PSIH, with the Corporation being the surviving entity.

NOW THEREFORE, BE IT RESOLVED, that the Corporation is authorized to approve as Sole Shareholder the merger with PSIH.

AND IT IS FURTHER RESOLVED, that the president and secretary, or other designated officer (s) are hereby authorized to undertake all acts and execute all documents necessary to complete this merger.